EXHIBIT 11
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                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

                                                                                  Year Ended December 31,
                                                                                  -----------------------
                                                                                2000        1999       1998
                                                                                ----        ----       ----
     Net (loss) earnings available to common before gains
   or losses on asset Dispositions ....................................... $  (76,474)  $  20,547   $ 34,977
                                                                           ==========   =========   ========
     Net (loss) earnings available to Common ............................. $  (66,485)  $  10,040   $ 68,015
                                                                           ==========   =========   ========
     Average shares outstanding ..........................................     20,052      19,877     20,034
   Basic per-share amounts:
     Net (loss) earnings ................................................. $    (3.32)  $    0.51   $   3.39
                                                                           ==========   =========   ========
     Net (loss) earnings before gains or losses on asset dispositions .... $    (3.81)  $    1.03   $   1.75
                                                                           ==========   =========   ========
     Average shares outstanding ..........................................     20,052      19,877     20,034
     Stock option incremental shares .....................................          0           0          7
                                                                               ------     -------    -------
       Average shares outstanding, diluted ...............................     20,052      19,877     20,041
                                                                              =======     =======   ========
   Diluted per-share amounts:
     Net (loss) earnings ................................................. $   (3.32)   $    0.51   $   3.39
                                                                           ==========   =========   ========
     Net (loss) earnings before asset dispositions ....................... $   (3.81)   $    1.03   $   1.75
                                                                           =========    =========   ========
   Diluted assuming conversion of debt:
     Net earnings before gains or losses on asset dispositions ........... $ (76,474)   $  20,547   $ 34,977
     Add Series C preferred dividends ....................................     7,297            0          0
     Add interest expense associated with Convertible Debentures .........     3,456        4,381      4,714
                                                                               -----        -----      -----
       Total ............................................................. $ (65,721)   $  24,928   $ 39,691
                                                                           =========    =========   ========
     Average shares outstanding ..........................................    20,052       19,877     20,034
     Assumed conversion of Series C Preferred Stock ......................     7,320            0          0
     Assumed conversion of debentures ....................................     1,309        1,794      1,899
     Stock option incremental shares .....................................         0            0          7
                                                                             -------       ------     ------
       Total .............................................................    28,681       21,671     21,940
                                                                              ======       ======     ======
     Per-share amount (antidilutive) ..................................... $   (2.29)   $    1.15   $   1.81
                                                                           =========    =========   ========


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